Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(118,229)
Unrealized Gain (Loss) on Market Value of Futures	(228,941)
Dividend Income	2,795
Interest Income	5,336
ETF Transaction Fees	700
Total Income (Loss)	$(338,339)

Expenses
General Partner Management Fees	$5,785
Professional Fees	9,253
Brokerage Commissions	250
Non-interested Directors' Fees and Expenses	68
Prepaid Insurance Expense	102
NYMEX License Fee	116
Total Expenses	15,574
Expense Waiver	(8,632)
Net Expenses	$6,942
Net Income (Loss)	$(345,281)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/17	$9,510,978
Withdrawals (100,000 Shares)	(989,985)
Net Income (Loss)	(345,281)

Net Asset Value End of Month	$8,175,712
Net Asset Value Per Share (850,000 Shares)	$9.62

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612